EXHIBIT 99.1

Investor Relations Contact:
                               Alan B. Catherall 770 485-2527

PRESS RELEASE

FOR IMMEDIATE RELEASE

NUMEREX REPORTS 2007 RESULTS WITH FOURTH QUARTER PRE-TAX INCOME OF $1.4 MILLION AND RECORD REVENUES FOR THE QUARTER AND FULL YEAR
Company further cements leadership position; sets new standard for data integrity

ATLANTA, February 28, 2008 - Numerex Corp. (NASDAQ: NMRX), a leading single source provider of  solutions and services for machine-to-machine (M2M) applications, today announced pre-tax income of $1.4 million for the fourth quarter of 2007 and pre-tax income of $1.2 million for the full year of 2007. These results compare to a pre-tax loss of $1.2 million for the fourth quarter of 2006 and pre-tax income of $1.2 million for the full year of 2006.

After recording a non-cash tax charge of $828,000 in the fourth quarter of 2007 and a non-cash tax charge of $728,000 for the full year of 2007, net income was $553,000 and $440,000 for the same periods in 2007.  The tax benefit recorded in the fourth quarter of 2006 and the full year of 2006 was $3 million and resulted in net income of $1.8 million and $4.1 million for these comparable periods in 2006.  The factors resulting in an effective 2007 tax rate of 62% are explained in detail below.

Basic and diluted earnings per share for the fourth quarter of 2007 were $0.04. This compares to basic and diluted earnings per share of $0.14 and $0.13 for the fourth quarter of 2006. Basic and diluted earnings per share for 2007 in total were $0.03. This compares to basic and diluted earnings per share of $0.33 and $0.32 respectively for 2006. Net income for the fourth quarter of 2007, excluding stock based compensation expenses and outstanding warrants, (“non-GAAP income”) was $836,000 compared to $1.2 million for the same quarter in 2006 using the same non-GAAP income measurement as well as excluding both a goodwill impairment charge and the partial release of the Company’s deferred tax valuation allowance. Basic and diluted earnings per share using non-GAAP income would have been $0.06 for the fourth quarter of 2007. All non-GAAP information is reconciled in the Non-GAAP Condensed Consolidated Statement of Operations table attached.

Key financial results for the fourth quarter and the full year 2007 compared to the same periods in 2006:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
Revenues (millions)	$22.7	$14.8	$68.0	$52.8
Pre-tax income/(loss) (millions)	$1.4	$(1.2)	$1.2	$1.2
Non-GAAP earnings (millions)	$0.8	$1.2	$1.4	$4.0
Non-GAAP EPS	$0.06	$0.09	$.11	$0.32
Net earnings (millions)	$0.55	$1.8	$0.44	$4.1
Net EPS	$0.04	$0.14	$0.03	$0.33

“2007 activities emphasized our commitment to the M2M industry and to our customers, whereby we took extraordinary steps to position Numerex for the next phase of its growth and to meet our customers’ demands and industry’s expectations,” said Stratton Nicolaides, chairman and CEO of Numerex. “We are particularly pleased that we met growth expectations and were profitable for the year while we significantly expanded our infrastructure and resources, successfully met the challenges of a major technology transition, introduced innovative new products and services, and worked towards Sarbanes-Oxley compliance and an ISO certification. We believe the challenges we faced in 2007 only served to cement our position as a market leader and partner of choice in the M2M industry. We have highlighted some of the key achievements in 2007:”

•	Posted record revenues for the quarter of $22.7 million, reflecting year-over-year growth of 53% and sequential growth over third quarter of 42%.

•	Exceeded full year revenue estimates of $66 to $67 million for the full year, posting $68 million reflecting 29% top line growth in a full year-over-year comparison.

•	Increased service revenues by 35% for the full year and 82% for the fourth quarter year-over-year.

•	Met annual M2M growth targets for 2007, posting an increase for full year 2007 of 35%.

•	Record hardware sales of over 520,000 wireless units in 2007, which was an 85% increase over the total shipped in the prior year.

•	In addition at the end of 2007, there were over 450,000 network connections compared to 320,000 at the end of 2006, reflecting a connection growth rate of 41%.

•
Launched a successful strategic collaboration with an industry leader to provide nationwide wireless M2M network and technology services in support of an innovative solution for the real estate industry.

•
Expanded the Company’s suite of M2M products and services with the acquisition of the assets of Orbit One Communications, Inc, a provider of satellite M2M hardware and services, primarily to government and the emergency management services industry.

•	Launched several new products, including;
-FastTrack, a turn key remote monitoring solution that enables integrators, enterprises and end users that have previously viewed M2M as too costly or complex for rapid deployment.
-The SX1, a new satellite tracking tag that will provide alert monitoring and GPS based tracking information to customers around the globe without the need for cellular networks, external power or close proximity to an RFID reader.

•	Completed ISO 27001 certification requirements, becoming the first M2M company in North America to do so, which was announced earlier this year.

•	Won a number of awards including:
-Being named as one of Georgia’s fastest growing technology companies by Deloitte & Touche
-Two Gold 2007 M2M Value Chain Awards in the Location Based Services and retail/hospitality categories.

Mr. Nicolaides continued, “We have once again raised the competitive bar in expected performance by an M2M company by significantly improving our network and technology service platforms, particularly our gateway infrastructure and data security. And, along those lines, we are pleased to note that Numerex was granted the prestigious ISO 27001 certification for our M2M infrastructure and network.  We are the first North American M2M industry participant to receive this designation which clearly indicates to both our current customers and future prospects that our network services meet or beat industry wide data security standards.”

Financial Results

Net revenues in the fourth quarter of 2007 were $22.7 million compared to $14.8 million reported for same quarter last year, representing 53% year over year growth. For the full year of 2007, revenues grew from $52.8 million to $68 million, exceeding the 2007 revenue guidance which ranged from $66 to $67 million. Revenues increased 42% sequentially from $16 million in the third quarter of 2007 and were partly driven by strong hardware sales and satellite messaging revenues recorded at the end of the calendar year in accordance with generally accepted accounting principals that require recognition of revenue as customer contracts expire.

Wireless M2M revenues were $21.3 million compared to $13.4 million for the fourth quarter of 2006 and $14.8 million for the third quarter of 2007. This increase in revenues compared to the same quarter last year is attributable to strong performances across many of the Company’s wireless business units. In particular, the wireless modules shipped to an industry leader for their door entry control product used by real estate agents and brokers. These modules were a significant revenue contributor in the fourth quarter of 2007 and will generate recurring network service revenues in successive quarters once the finished product is activated on the Numerex network. In addition, the wireless category also includes the Company’s satellite based asset tracking business acquired in July earlier this year which generated revenues of $2.7 million in the fourth quarter of 2007. For the full year, total M2M revenues increased over  35% compared to 2006. Numerex’ wireless M2M business comprised 96% of total revenues in the fourth quarter of 2007 as that segment of our business continues to grow strongly. The legacy business units contributed less than 8% of total revenue in 2007 and are managed for cash flow contribution.

Gross margins for the fourth quarter and full year of 2007 were 35.1% and 34.4% respectively. These are contrasted with 34.8% and 36.1% for the comparable periods in 2006. Gross margins in the third quarter of 2007 were 33.5%. As previously reported, the relative mix of hardware compared to service revenues drives overall gross margins since these two categories yield distinctly different gross margins. In the fourth quarter of 2007 both categories showed strong growth compared to the prior sequential quarter but the hardware
growth rate of 36% was eclipsed by the service growth rate of 52% which led   to improved overall gross margins. For the full year of 2007, gross margins slightly declined mainly as a result of changing the pricing model in the wireless security segment to secure network connections and long-term recurring revenues at the expense of short term hardware margins. This decline is expected to be transitory since hardware cost reductions have already largely mitigated any pricing actions.

Operating expenses were $6.2 million for the current quarter compared to $4.2 million during the fourth quarter of 2006 excluding a goodwill impairment charge of $2.1 million. Operating expenses for the current year were $20.9 million compared to $15.3 million in 2006.  Several factors led to an increase in annual operating expenses including additional headcount for the core wireless units, overheads as a result of the acquisition of Orbit One, over $1 million of internal and external costs incurred with regard to the first year of Sarbanes-Oxley compliance and additional amortization charges.  In addition, in accordance with Financial Accounting Standard No. 123(R) the Company recorded non-cash stock option compensation costs of $283,000 in the fourth quarter of 2007 compared to $159,000 in the same quarter in 2006 and $942,000 for 2007 in total compared to $464,000 for the prior year.

As previously reported, in 2006, the Company recorded an income tax benefit as a result of its reversal of a portion of its tax valuation allowance.  The Company recorded a tax provision in 2007 that approximated to 62% of pre-tax income.  This provision reflects the Company’s historic use of incentive stock options (which are expensed for financial reporting purposes, but are generally not tax deductible) and the application of FIN 48 for state income taxes.  The effective tax rate excluding these two items would be 35%.  To the extent that any of the incentive stock options are exercised after being expensed for financial reporting purposes, there will be a tax benefit in subsequent periods. The Company also anticipates that it generally will stop granting incentive stock options in future periods.  In addition, a state income tax audit or settlement may be less than estimates made in accordance with FIN 48 resulting in a reduction of future overall tax charges.  The Company does not expect to have to make significant cash payments for income taxes until all net operating loss carry forwards are utilized.

Key balance sheet metrics at December 31, 2007 include:

•
Total cash of $7.4 million compared to $10 million at the end of September 2007 and $20.4 million at December 31, 2006. As anticipated, cash was used for the acquisition of the satellite tracking unit, the purchase of additional inventory as well as increased accounts receivable.

•
Inventory increased substantially during 2007 driven primarily by two factors. The first is the higher hold levels of wireless security hardware in preparation for the analog network sunset date in February 2008. Year to date sales in 2008 have already exceeded these hold levels and additional hardware has been received to meet strong ongoing demand.

•
Days Sales Outstanding (DSO), which are calculated by reference to monthly sales, were 60 days, the same as at the end of December 2006. The Company believes that it has adequate reserves against doubtful accounts.

Mr. Nicolaides concluded, “As a result of continued strength in our M2M solutions and network services, another strong year is expected and we anticipate M2M revenues will again grow in the range of 30% to 40%, with net revenues in the $84 to $90 million range.”

Conference Call and Web cast Information –
Numerex will conduct a conference call on February 28, 2008 at 11:00 A.M., Eastern Time, accessible by dialing (866) 548-2699 from the U.S. and Canada or (904) 596-2360 for international callers.  A live web cast of the call will also be available via the Numerex web site at http://www.nmrx.com under the Investor Relations section.  A replay of the conference call will be available via the Numerex web site beginning two hours after the call or by dialing (888) 284-7564 U.S. and Canada or (904) 596-3174 for international.  Pass code for the replay is 229980.

About Numerex
Numerex Corp. (NASDAQ: NMRX) is a leading single source provider of solutions and network services for machine-to-machine (M2M) applications. Numerex's platforms for asset tracking, intelligent monitoring and security include a portfolio of monitoring devices and technologies, on-demand cellular and satellite networks, and a full suite of back-office support services. Numerex enables customers to bring M2M solutions to market faster and with greater flexibility. The company is headquartered in Atlanta, Georgia.  For additional information, visit http://www.nmrx.com

This press release contains, and other statements may contain, forward-looking statements with respect to Numerex future financial or business performance, conditions or strategies and other financial and business matters, including expectations regarding growth trends and activities in the wireless data business. Forward-looking statements are typically identified by words or phrases such as "believe," "expect," "anticipate," "intend," "estimate," "assume," "strategy," "plan," "outlook," "outcome," "continue," "remain," "trend," and variations of such words and similar expressions, or future or conditional verbs such as "will," "would," "should," "could," "may," or similar expressions.  Numerex cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time.  These forward-looking statements speak only as of the date of this press release, and Numerex assumes no duty to update forward-looking statements.  Actual results could differ materially from those anticipated in these forward-looking statements and future results could differ materially from historical performance.

The following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: our inability to reposition our platform to capture greater recurring service revenues, difficulties associated with integrating Orbit One’s business, the risks that a substantial portion of Orbit One's revenues are derived from government contracts that may be terminated by the government at any time, variations in quarterly operating results, delays in the development, introduction, integration and marketing of new wireless services; customer acceptance of services; economic conditions; changes in financial and capital markets; the inability to attain revenue and earnings growth in our wireless data business; changes in interest rates; inflation; the introduction, withdrawal, success and timing of business initiatives and strategies; competitive conditions; the inability to realize revenue enhancements; and extent and timing of technological changes. Numerex SEC reports identify additional factors that can affect forward-looking statements.

Numerex Corp.
Condensed Consolidated Statement of Operations
(In thousands, except per share data)
(Unaudited)
	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
	2007	2006	Change	% Change	2007	2006	Change	% Change
Net sales:
Hardware	$13,835	$9,902	$3,933	40%	$43,408	$34,524	$8,884	26%
Service	8,829	4,858	3,970	82%	24,596	18,264	6,332	35%
Total net sales	22,664	14,761	7,903	54%	68,004	52,788	15,216	29%
Cost of hardware sales	12,617	8,336	4,281	51%	38,491	27,967	10,523	38%
Cost of services	2,085	1,295	790	61%	6,106	5,750	356	6%
Gross Profit	7,962	5,130	2,832	55%	23,408	19,071	4,337	23%
	35.1%	34.8%			34.4%	36.1%
Selling, general, and administrative expenses	4,763	3,272	1,491	46%	16,320	12,089	4,232	35%
Research and development expenses	455	241	214	89%	1,459	1,067	392	37%
Bad Debt Expense	222	37	185	495%	635	198	438	221%
Depreciation and amortization	777	2,646	(1,869)	-71%	2,493	4,044	(1,551)	-38%
Operating earnings	1,745	(1,066)	2,811	nm	2,500	1,674	826	49%
Interest expense	(416)	(121)	(296)	nm	(1,365)	(532)	(833)	nm
Other income	53	2	51	nm	32	11	22	nm
Earnings (loss) before taxes	1,381	(1,185)	2,566	nm	1,167	1,153	15	nm
Provision for income taxes	828	(2,995)	3,823	nm	728	(2,950)	3,677	nm
Net earnings	$553	$1,810	$(1,257)	-69%	$440	$4,103	$(3,663)	-89%

Basic earnings per common share	$0.04	$0.14			$0.03	$0.33
Diluted earnings per common share	$0.04	$0.13			$0.03	$0.32
Number of shares used in per share calculation
Basic	13,197	12,958			13,137	12,502
Diluted	13,575	13,883			13,700	12,985

Numerex Corp.
Supplemental Sales Information
(in thousands)
	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
Net Sales:	2007	2006	Change	2007	2006	Change
Wireless Data Communications
Hardware	$13,213	$9,540	$3,673	$41,661	$32,383	$9,278
Service	8,068	3,896	4,172	21,164	13,938	7,226
Sub-total	21,281	13,436	7,845	62,825	46,321	16,504
Digital Multimedia, Networking and Wireline Security
Hardware	623	363	260	1,747	2,141	(394)
Service	761	962	(201)	3,432	4,326	(894)
Sub-total	1,383	1,324	59	5,179	6,467	(1,288)
Total
Hardware	13,835	9,903	3,932	43,408	34,524	8,884
Service	8,829	4,858	3,971	24,596	18,264	6,332
Total net sales	22,664	14,761	7,903	68,004	52,788	15,216

Numerex Corp.
Condensed Consolidated Statement of Operations
(In thousands, except per share data)
(Unaudited)
	Three Months Ended			Twelve Months Ended
	December 31, 2007			December 31, 2007
	GAAP		Non-GAAP	GAAP		Non-GAAP
	Results	Adjustments	Results	Results	Adjustments	Results
Net sales:
Hardware	$13,835		$13,835	$43,408		$43,408
Service	8,829		8,829	24,596		24,596
Total net sales	22,664		22,664	68,004		68,004
Cost of hardware sales	12,617		12,617	38,491		38,491
Cost of services	2,085		2,085	6,106		6,106
Gross Profit	7,962	-	7,962	23,408	-	23,408
	35.1%		35.1%	34.4%		34.4%
Selling, general, and administrative expenses	4,763	(283)	4,480	16,320	(942)	15,378
Research and development expenses	455		455	1,459		1,459
Bad debt expense	222		222	635		635
Earnings before income taxes, depreciation and amortization	2,521	283	2,804	4,993	942	5,935
Depreciation and amortization	777		777	2,493		2,493
Operating earnings	1,745	283	2,028	2,500	942	3,442
Interest expense	(416)		(416)	(1,365)		(1,365)
Other income	53		53	32		32
Earnings before income taxes	1,381	283	1,664	1,167	942	2,109
Provision for income taxes	828		828	728		728
Net earnings	$553	$283	$836	$440	$942	$1,382

Basic earnings per common share	$0.04		$0.06	$0.03		$0.11
Diluted earnings per common share	$0.04		$0.06	$0.03		$0.10
Number of shares used in per share calculation
Basic	13,197		13,197	13,137		13,137
Diluted	13,575		13,575	13,700		13,700
 (a) These unaudited non-GAAP Consolidated Statements of Operations are for informational purposes only and are not presented in accordance with GAAP.  The adjustments necessary to provide a direct reconciliation of the non-GAAP to the GAAP basis Consolidated Statement of Operations exclude stock option expense.

Numerex Corp.
Condensed Consolidated Statement of Operations
(In thousands, except per share data)
(Unaudited)
	Three Months Ended			Twelve Months Ended
	December 31, 2006			December 31, 2006
	GAAP		Non-GAAP	GAAP		Non-GAAP
	Results	Adjustments	Results	Results	Adjustments	Results
Net sales:
Hardware	$9,903		$9,903	$34,524		$34,524
Service	4,858		4,858	18,264		18,264
Total net sales	14,761		14,761	52,788		52,788
Cost of hardware sales	8,336		8,336	27,967		27,967
Cost of services	1,322		1,322	5,899		5,899
Gross Profit	5,103	-	5,103	18,922	-	18,922
	34.6%		34.6%	35.8%		35.8%
Selling, general, and administrative expenses	3,272	(159)	3,113	12,088	(464)	11,624
Research and development expenses	241		241	1,067		1,067
Bad debt expense	37		37	198		198
Earnings before income taxes, depreciation and amortization	1,553	159	1,712	5,569	464	6,033
Depreciation and amortization	479		479	1,755		1,755
Goodwill impairment	2,140	(2,140)	-	2,140	(2,140)	-
Operating earnings (loss)	(1,066)	2,299	1,233	1,674	2,604	4,278
Interest expense	(143)	52	(91)	(552)	261	(291)
Other expense	24		24	31		31
Earnings (loss) before income taxes	(1,185)	2,351	1,166	1,153	2,865	4,018

Provision for income taxes	(2,995)	2,995	-	(2,950)	2,950	-
Net earnings	$1,810	$(644)	$1,166	$4,103	$(85)	$4,018

Basic earnings per common share	$0.14		$0.09	$0.33		$0.32
Diluted earnings per common share	$0.13		$0.08	$0.32		$0.31
Number of shares used in per share calculation
Basic	12,958		12,958	12,502		12,502
Diluted	13,883		13,883	12,985		12,985
(a)
These unaudited non-GAAP Consolidated Statements of Operations are for informational purposes only and are not presented in accordance with GAAP.  The adjustments necessary to provide a direct reconciliation of the non-GAAP to the GAAP basis consolidated statements of operations exclude stock option expense, goodwill impairment, the conversion feature associated with debt convert to equity and the provision for income taxes.

NUMEREX CORP.
CONDENSED CONSOLIDATED BALANCE SHEET
(In thousands, except share information)
	December 31,	December 31,
	2007	2006
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$7,382	$20,384
Short-term investments	43	-
Accounts receivable, less allowance for doubtful accounts of $1,282 at December 31, 2007 and $933 at December 31, 2006:	16,396	11,844
Inventory	10,059	2,755
Prepaid expenses and other current assets	1,886	1,677
Deferred tax asset - current	300	1,113
TOTAL CURRENT ASSETS	36,066	37,773

Property and Equipment, Net	2,003	1,287
Goodwill, Net	22,603	15,967
Other Intangibles, Net	6,940	6,734
Software, Net	3,486	1,815
Other Assets	525	747
Deferred tax asset - LT	2,475	2,070
TOTAL ASSETS	$74,098	$66,393

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$10,299	$7,651
Other current liabilities	2,367	2,270
Note payable, current	2,568	1,139
Deferred revenues	1,328	715
Obligations under capital leases, current portion	44	96
TOTAL CURRENT LIABILITIES	16,606	11,871

LONG TERM LIABILITIES
Obligations under capital leases and other long term liabilities	430	339
Note Payable	10,197	12,763
TOTAL LONG TERM LIABILITIES	10,627	13,102

SHAREHOLDERS’ EQUITY
Preferred stock - no par value; authorized 3,000,000; none issued	-	-
Class A common stock – no par value; authorized 30,000,000; issued 14,706,101 shares at December 31, 2007 and 14,445,234 shares at December 31, 2006	47,454	43,133
Additional paid-in-capital	3,428	2,486
Treasury stock, at cost, 1,184,900 shares on December 31, 2007 and December 31, 2006	(5,053)	(5,053)
Class B common stock – no par value; authorized 5,000,000; none issued	-	-
Accumulated other comprehensive income (loss)	(6)	2
Accumulated earnings	1,042	852
TOTAL SHAREHOLDERS' EQUITY	46,865	41,420
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$74,098	$66,393